Exhibit 16.1

Ernst & Young LLP 2323 Victory Avenue Suite 2000 Dallas, TX 75219	Tel: +1-214-969-8000 Fax: +1 214 969 8586 www.ey.com

January 30, 2024

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read Item 4.01 of Form 8-K dated January 30, 2024 of DZS Inc. and are in agreement with the statements contained in the first, third and fourth paragraphs on the first page therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/  Ernst & Young, LLP

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